As filed with the U.S. Securities and Exchange Commission on October 18, 2022

Registration No. 333 -

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NORTHWEST BIOTHERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

94-3306718

(I.R.S. Employer Identification No.)

4800 Montgomery Lane, Suite 800
Bethesda, MD 20814
(240) 497-9024

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Linda F. Powers
Chief Executive Officer
Northwest Biotherapeutics, Inc.
4800 Montgomery Lane, Suite 800
Bethesda, MD 20814
(240) 497-9024

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brian J. Lane, P.C.

Gibson, Dunn & Crutcher LLP

1050 Connecticut Avenue, N.W.

Washington, D.C. 20036-5306

Telephone (202) 955-8500

Facsimile (202) 467-0539

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, AS AMENDED or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), shall determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 18, 2022

PROSPECTUS

Northwest Biotherapeutics, Inc.

$250,000,000

of

Common Stock

Preferred Stock

Depositary Shares

Warrants

Debt Securities

Share Purchase Contracts

Share Purchase Units

Units

This prospectus relates to common stock, preferred stock, depositary shares, warrants, debt securities, share purchase contracts, share purchase units, and units comprised of the foregoing that we may sell from time to time in one or more offerings up to a total dollar amount of $250,000,000 on terms to be determined at the time of sale. We also may offer any of the foregoing securities upon (i) conversion of debt securities or preferred stock, (ii) exercise of warrants or (iii) settlement of share purchase contracts. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.

Our common stock is traded on the OTCQB tier of the OTC Markets under the symbol “NWBO.” On October 14, 2022, the last reported sale price of our common stock was $0.67. We recommend that you obtain current market quotations for our common stock prior to making an investment decision.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

As of October 14, 2022, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was $683,042,418 which was calculated based on 1,051,688,605 shares of outstanding common stock and 1,019,466,295 shares of outstanding common stock held by non-affiliates, and on a price per share of $0.67, the closing price of our common stock on October 14, 2022.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is October 18, 2022

Important Notice about the Information Presented in this Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. For further information, see the section of this prospectus entitled “Where You Can Find More Information.” We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information appearing in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus or the applicable prospectus supplement, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since such dates. Neither this prospectus nor any accompanying supplement shall constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $250,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the securities being offered and the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus.

As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and other reports we file with the SEC on the SEC’s website’, as further described below under the heading “Where You Can Find More Information.”

Unless otherwise expressly provided or the context otherwise requires, the terms “Northwest Biotherapeutics,” “the Company,” “our company,” “we,” “us,” “our” and similar names refer collectively to Northwest Biotherapeutics, Inc. and its subsidiaries.

There must be a current state blue sky registration or exemption from such registration for you to purchase or sell these securities.

Each state has its own securities laws, often called “blue sky” laws, which (i) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (ii) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or the transaction must be exempt from registration. The applicable broker of such transaction must also be registered in that state.

We cannot guarantee that we will be able to effect any required blue sky registrations or qualifications. You will have the ability to purchase these securities only if such securities have been qualified for sale under the laws of the state where the offer and sale is to occur, or if they fall within an exemption from registration. We will not knowingly sell any securities to purchasers in jurisdictions in which such sales are not registered or otherwise qualified for issuance or exempt from registration. As a result, there may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities.

ABOUT NORTHWEST BIOTHERAPEUTICS, INC.

We are a biotechnology company focused on developing personalized immune therapies for cancer. We have developed a platform technology, DCVax®, which uses activated dendritic cells to mobilize a patient’s own immune system to attack their cancer.

Our lead product, DCVax®-L, is designed to treat solid tumor cancers in which the tumor can be surgically removed. We have completed a 331-patient international Phase III trial of DCVax-L for Glioblastoma multiforme brain cancer (GBM). The data collection and confirmation process were conducted by the independent contract research organization (CRO) who managed the trial and by other independent service firms. The data was delivered directly from the independent CRO to the independent statisticians, who analyzed the data and determined the results. The results were presented publicly by an investigator in the trial at a scientific conference in May 2022.

On August 28, 2020, we acquired Flaskworks, LLC (“Flaskworks”), a company that has developed a system designed to close and automate the manufacturing of cell therapy products such as DCVax®. We acquired 100% of the ownership, and Flaskworks became a wholly-owned subsidiary of the Company. Flaskworks was previously owned by its technical founders and Corning Inc. The technical team from Flaskworks joined us as part of the acquisition.

The buildout of our manufacturing facility in Sawston, UK, has been designed to proceed in phases, as modules, both for efficiency in the timing of capital costs and to allow flexibility in operations and usage. On October 28, 2021, our contract manufacturer and operator of the Sawston facility, Advent BioServices Ltd, was issued a license from the Human Tissue Authority (“HTA”) to work with human cells and tissues for medical products. On December 21, 2021, the UK Medicines and Healthcare Products Regulatory Agency (“MHRA”) issued an approval of license for GMP (clinical grade) manufacturing of cell therapy products at our Sawston, UK facility for clinical trials and compassionate use. In addition, on August 23, 2022, we received approval from MHRA for our Pediatric Investigation Plan (PIP). The development, regulatory review and regulatory approval of a PIP is a pre-requisite for application for approval of a new medicine for adult patients, such as DCVax®-L.

Our second product, DCVax®-Direct, is designed to treat inoperable solid tumors. A 40-patient Phase I trial has been completed, and included treatment of a diverse range of more than a dozen types of cancers. We plan to work on preparations for Phase II trials of DCVax-Direct as resources permit.

Corporate Information

We were formed in 1996 and incorporated in Delaware in July 1998. Our principal executive offices are located in Bethesda, Maryland, and our telephone number is (240) 497-9024. Our website address is www.nwbio.com. The information on our website is not part of this prospectus. We have included our website address as a factual reference and do not intend it to be an active link to our website.

RISK FACTORS

Investing in our securities involves significant risks. Please see the risk factors under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as revised or supplemented by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each of which are on file with the SEC and are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations, results of operation, financial condition or prospects.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This prospectus includes and incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, included or incorporated in this prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements.

The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would,” “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. You should read statements that contain these words carefully because they discuss future expectations and plans, which contain projections of future results of operations or financial condition or state other forward-looking information. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. There are a number of important factors that could cause our actual results to differ materially from those indicated by these forward-looking statements. These important factors include the factors that we identify in the documents we incorporate by reference in this prospectus, as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. Many factors could affect our actual results, including those factors described under “Risk Factors” in our Annual Report on Form 10-K, as revised or supplemented by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each of which are on file with the SEC and are incorporated by reference in this prospectus. You should read these factors and other cautionary statements made in this prospectus and any accompanying prospectus supplement, and in the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in the prospectus and any accompanying prospectus supplement, and in the documents incorporated by reference. We do not assume any obligation to update any forward-looking statements made by us.

Numerous factors could cause our actual results to differ materially from those described in forward-looking statements, including, among other things:

•	risks related to our abilities to carry out intended manufacturing expansions, validation and scale-up;

•	risks related to our need for additional financing and our ability to obtain such additional financing;

•	risks related to our ability to continue as a going concern;

•	risks related to our ability to identify and remediate the material weaknesses in our internal control over financial reporting;

•	risks related to the progress, timing and results of clinical trials, our reliance on third parties for the management of clinical trials, and research and development efforts involving our product candidates;

•	risks related to patient follow-up, data collection and validation, and data analysis in connection with clinical trials;

•	risks related to whether our products will demonstrate safety and efficacy;

•	risks related to our commercialization efforts and commercial opportunity for our DCVax product;

•	risks related to the submission of applications for and receipt of regulatory clearances and approvals;

•	risks related to our ability to successfully compete against (i) generic medicinal products that may be approved or (ii) our competitors who have substantially greater resources than we do;

•	risks and uncertainties related to our ability to carry out Specials cases (in the U.K.), Right to Try and/or compassionate use cases (in the U.S.) and/or other early or conditional or limited approvals;

•	risks related to our dependence upon key personnel;

•	risks related to our reliance on third-party manufacturers;

•	risks related to potential product liability claims or environmental regulatory requirements, and our ability to obtain adequate insurance in relation thereto on reasonable terms or at all;

•	risks related to our intellectual property rights and potential infringement claims;

•	risks related to possible reimbursement and pricing;

•	uncertainties about estimates of the potential market opportunity for our product candidates;

•	uncertainties about our estimated expenditures and projected cash needs;

•	uncertainties about our expectations about partnering, licensing and marketing; and

•	our broad discretion over the use of proceeds from any offering.

You should not place undue reliance on any forward-looking statements, which are based on current expectations. Furthermore, forward-looking statements speak only as of the date they are made. If any of these risks or uncertainties materialize, or if any of our underlying assumptions are incorrect, our actual results may differ significantly from the results that we express in or imply by any of our forward-looking statements. These and other risks are detailed in this prospectus, in any accompanying prospectus supplement, in the documents that we incorporate by reference into this prospectus and any accompanying prospectus supplement and in other documents that we file with the SEC. We do not undertake any obligation to publicly update or revise these forward-looking statements after the date of this prospectus to reflect future events or circumstances. We qualify any and all of our forward-looking statements by these cautionary factors.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or any accompanying prospectus or in any document incorporated herein or therein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or any accompanying prospectus or the date of any document incorporated by reference herein or therein. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

Use Of Proceeds

Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of these securities for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, and acquisitions of new technologies and investments. We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities. Our plans to use the estimated net proceeds from the sale of these securities may change, and if they do, we will update this information in a prospectus supplement.

The Securities We May Offer

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities may be listed.

We may sell from time to time, in one or more offerings:

•	common stock;

•	preferred stock;

•	depositary shares;

•	debt securities;

•	warrants to purchase common stock, preferred stock, depositary shares, debt securities and/or units;

•	share purchase contracts to purchase common stock, preferred stock, debt securities and/or units;

•	share purchase units, each representing one or more share purchase contracts and, as security for the holder’s obligation to purchase shares under the share purchase contracts any one or more of (1) senior or subordinated debt securities, (2) preferred shares or (3) debtor equity obligations of third parties, including U.S. Treasury securities; or

•	units comprised of common stock, preferred stock, depositary shares, warrants and/or debt securities in any combination.

In this prospectus, we refer to the common stock, preferred stock, depositary shares, debt securities, warrants, stock purchase contracts, stock purchase units, and units collectively as “securities.” The total dollar amount of all securities that we may issue pursuant to this prospectus will not exceed $250,000,000.

Description Of Common Stock

The following is a description of the material terms and provisions of our common stock. It may not contain all the information that is important to you. You can access complete information by referring to our Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and our Bylaws, as amended (the “Bylaws”), copies of which are filed as exhibits to the registration statement of which this prospectus forms a part or incorporated by reference to our other filings with the Commission.

General

Under our Certificate of Incorporation, we have authority to issue 1,200,000,000 shares of common stock, par value $0.001 per share, and 100,000,000 shares of preferred stock, par value $0.001 per share. As of October 14, 2022, there were 1,051,688,605 shares of common stock issued and outstanding and 885,155 shares of preferred stock outstanding. All shares of common stock will, when issued pursuant to this prospectus, be duly authorized, fully paid and nonassessable.

Dividends

Subject to the prior rights of any series of preferred stock which may from time to time be outstanding, the holders of our common stock are entitled to receive such dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. In the event we are liquidated, dissolved or our affairs are wound up, after we pay or make adequate provision for all of our known debts and liabilities, each holder of common stock will receive distributions pro rata out of assets that we can legally use to pay distributions, subject to any rights that are granted to the holders of any class or series of preferred stock. As of the date of this prospectus, we have not declared or paid any cash dividends on our shares of common stock.

Voting Rights

Holders of common stock are entitled to one vote per share and do not have cumulative voting rights. An election of directors by our stockholders is determined by a plurality of the votes cast by the stockholders entitled to vote on the election.

Other Rights

Subject to the preferential rights of any other class or series of stock, all shares of common stock have equal dividend, distribution, liquidation and other rights, and have no preference, appraisal or exchange rights. Furthermore, holders of common stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of our securities.

Transfer Agent

The transfer agent and registrar for our common and preferred stock is Computershare Trust Company, N.A. Its address is P.O. Box 30170, College Station, Texas 77842 and its phone number is (866) 282-9695.

Listing

Our common stock is traded on the OTCQB tier of the OTC Markets under the symbol “NWBO.”

Description Of Preferred Stock

Our Certificate of Incorporation authorizes us to issue up to 100,000,000 shares of preferred stock, of which 885,155 shares are outstanding.

General

Our board of directors may, without stockholder approval, issue up to 100,000,000 shares of preferred stock in one or more series and, subject to the Delaware General Corporation Law (“DGCL”), with respect to each series may:

•	fix the designation of such series;

•	fix the number of shares to constitute such series;

•	fix whether such series is to have voting rights (full, special or limited) or is to be without voting rights;

•	fix the terms of any voting rights, including whether or not such series is to be entitled to vote as a separate class either alone or together with the holders of the common stock or one or more other series of preferred stock;

•	fix the preferences and relative, participating, optional, conversion and/or other special rights (if any) of such series and the qualifications, limitations and/or restrictions (if any) with respect to such series;

•	fix the redemption rights and price(s), if any, of such series, and whether or not the shares of such series shall be subject to operation of retirement or sinking funds to be applied to the or redemption of such shares for retirement and, if such retirement or sinking funds or funds are to be established, the periodic amount thereof and the terms and provisions relative to the operation thereof;

•	fix the dividend rights and preferences (if any) of such series, including, without limitation, (i) the rates of dividends payable thereon, (ii) the conditions upon which and the time when such dividends are payable, (iii) whether or not such dividends shall be cumulative or noncumulative and, if cumulative, the date or dates from which such dividends shall accumulate and (iv) whether or not the payment of such dividends shall be preferred to the payment of dividends payable on the common stock or any other series of preferred stock;

•	fix the preferences (if any), and the amounts thereof, which the holders of such series shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution or winding-up of, or upon any distribution of the assets of, the Company;

•	fix whether or not the shares of such series, at the option of the Company or the holders thereof or upon the happening of any specified event, shall be convertible into or exchangeable for (i) shares of common stock, (ii) shares of any other series of preferred stock or (iii) any other stock or securities of the Company;

•	fix, if such series is to be convertible or exchangeable, the price or prices or ratio or ratios or rate or rates at which such conversion or exchange may be made and the terms and conditions (if any) upon which such price or prices or ratio or ratios or rate or rates may be adjusted;

•	fix such other rights, powers and preferences with respect to such series as may to the board of directors seem advisable; and

•	increase (but not above the total number of authorized shares of the class) or decrease (but not below the total number of such series then outstanding) the number of shares of any series of preferred stock subsequent to the issuance of shares of such series.

Series C Convertible Preferred Stock

On July 20, 2022, the Company filed the Certificate of Designations for Series C Preferred Stock (the “Series C Certificate of Designations”) with the Secretary of State of the State of Delaware, setting forth the terms of the Series C Preferred Stock. The Series C Certificate of Designations, effective as of July 20, 2022, establishes the rights, preferences and privileges of the 10,000,000 shares of the Company’s Series C Preferred Stock, par value $0.001 per share (the “Series C Shares”).

During the three months ended September 30, 2022, the Company entered into various Subscription Agreements (the “Series C Subscription Agreements”) with certain investors (the “Series C Investors”). Pursuant to certain Series C Subscription Agreements, certain Series C investors chose to purchase the Series C Shares by debt redemption. On any matter presented to the stockholders of the Company for their action at any meeting of stockholders of the Company, each holder of Series C Shares is entitled to cast the number of votes equal to 25 votes per Series C Share held by such holder. The Series C Preferred Stock is not directly or indirectly assignable or transferable by any holder thereof, except as specifically authorized by the Board of Directors in its sole discretion.

From and after the convertibility date set forth in the applicable Series C Subscription Agreement with each investor, ranging from two months to four months after the issue date, (i) a holder will be entitled, at its option at any time and from time to time, to convert its Series C Shares into 25 shares of common stock per Series C Share and (ii) upon at least three days’ notice to the applicable holder(s), the Company will have the right, at any time and from time to time, in its sole discretion, to cause some or all of the Series C Shares to be automatically converted into 25 shares of common stock per Series C Share.

DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we exercise this option, we will issue to the public receipts for depositary shares, and each of these depositary shares will represent a fraction (to be set forth in the applicable prospectus supplement) of a share of a particular series of preferred stock. The following summaries of the deposit agreement, the depositary shares and the depositary receipts are not complete. You should refer to the forms of the deposit agreement and depositary receipts that will be filed with the SEC in connection with any offering of the specific depositary shares.

The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock underlying that depositary share, to all the rights and preferences of the preferred stock underlying that depositary share. Those rights may include dividend, voting, redemption and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock underlying the depositary shares, in accordance with the terms of the offering. Copies of the forms of deposit agreement and depositary receipt will be filed as exhibits to current or other reports we file with the SEC.

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to the definitive depositary receipts but not in definitive form. These temporary depositary receipts entitle their holders to all the rights of definitive depositary receipts that are to be prepared without unreasonable delay. Temporary depositary receipts will then be exchangeable for definitive depositary receipts at our expense.

Description Of Warrants

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. If there are differences between that prospectus supplement and this prospectus, the prospectus supplement will control. Thus, the statements we make in this section may not apply to a particular series of warrants. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

General

We may issue warrants for the purchase of common stock, preferred stock, depositary shares, debt securities and/or units in one or more series, which warrants may take the form of, or be called, options. We may issue warrants independently or together with common stock, preferred stock, depositary shares, debt securities and/or units, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	in the case of warrants to purchase common stock, preferred stock or depositary shares, the number of shares of common stock, preferred stock or depositary shares, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the warrant agreement under which the warrants will be issued;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	anti-dilution provisions of the warrants, if any;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

•	the manner in which the warrant agreement and warrants may be modified;

•	the identities of the warrant agent and any calculation or other agent for the warrants;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants;

•	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase common stock, preferred stock or depositary shares, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any; or

•	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 p.m. Eastern Time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Description Of Debt Securities

The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to those securities will be described in the applicable prospectus supplement. We also may sell hybrid securities that combine certain features of debt securities and other securities described in this prospectus. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section. If there are differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt security you purchase.

Except as otherwise defined herein, capitalized terms used but not defined in this section have the respective meanings set forth in the applicable indenture. As used in this section, “Northwest Biotherapeutics” refers to Northwest Biotherapeutics, Inc. on an unconsolidated basis and does not include any of its consolidated subsidiaries.

General

The debt securities that we offer may be senior debt securities and/or subordinated debt securities and may be secured and/or unsecured. We may issue senior debt securities under an indenture, which we refer to as the senior indenture, to be entered into between Northwest Biotherapeutics and the trustee named in the applicable prospectus supplement. We may issue subordinated debt securities under an indenture, which we refer to as the subordinated indenture, to be entered into between Northwest Biotherapeutics and the trustee named in the applicable prospectus supplement. We refer to the senior indenture and the subordinated indenture as the indentures, and to each of the trustees under the indentures as a trustee. In addition, the indentures may be supplemented or amended as necessary to set forth the terms of any debt securities issued under the indentures. You should read the indentures, including any amendments or supplements, carefully to fully understand the terms of the debt securities. Forms of such potential indentures have been filed as exhibits to the registration statement of which this prospectus is a part. Such indentures are subject to, and are governed by the Trust Indenture Act of 1939.

The senior debt securities will be unsubordinated obligations. They will rank equally with each other and all other unsubordinated debt, unless otherwise indicated in the applicable prospectus supplement. The subordinated debt securities will be subordinated in right of payment to the prior payment in full of our senior debt, unless otherwise indicated in the applicable prospectus supplement. See “Subordination of Subordinated Debt Securities.” The subordinated debt securities will rank equally with each other, unless otherwise indicated in the applicable prospectus supplement. We will indicate in each applicable prospectus supplement relating to subordinated debt securities, as of the most recent practicable date, the aggregate amount of our outstanding debt that would rank senior to the subordinated debt securities.

The indentures do not limit the amount of debt securities that can be issued thereunder and provide that debt securities of any series may be issued thereunder up to the aggregate principal amount that we may authorize from time to time. Unless otherwise provided in the prospectus supplement, the indentures do not limit the amount of other indebtedness or securities that we may issue. We may issue debt securities of the same series at more than one time and, unless prohibited by the terms of the series, we may reopen a series for issuances of additional debt securities, without the consent of the holders of the outstanding debt securities of that series. All debt securities issued as a series, including those issued pursuant to any reopening of a series, will vote together as a single class unless otherwise described in the prospectus supplement for such series.

Reference is made to the prospectus supplement for the following and/or other possible terms of each series of the debt securities in respect of which this prospectus is being delivered:

•	the title of the debt securities;

•	any limit upon the aggregate principal amount of the debt securities of that series that may be authenticated and delivered under the applicable indenture, except for debt securities authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, other debt securities of that series;

•	the date or dates on which the principal and premium, if any, of the debt securities of the series is payable;

•	the rate or rates, which may be fixed or variable, at which the debt securities of the series shall bear interest or the manner of calculation of such rate or rates, if any, including any procedures to vary or reset such rate or rates, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•	the date or dates from which such interest shall accrue, the dates on which such interest will be payable or the manner of determination of such dates, and the record date for the determination of holders to whom interest is payable on any such dates;

•	any trustees, authenticating agents or paying agents with respect to such series, if different from those set forth in the applicable indenture;

•	the right, if any, to extend the interest payment periods or defer the payment of interest and the duration of such extension or deferral;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which, debt securities of the series may be redeemed, in whole or in part, at the option of Northwest Biotherapeutics;

•	the obligation, if any, of Northwest Biotherapeutics to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions, including payments made in cash in anticipation of future sinking fund obligations, or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, debt securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

•	the form of the debt securities of the series including the form of the trustee’s certificate of authentication for such series;

•	if other than denominations of any multiple of $1,000, the denominations in which securities of the series shall be issuable;

•	the currency or currencies in which payment of the principal of, premium, if any, and interest on, debt securities of the series shall be payable;

•	if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof that will be due and payable upon declaration of the maturity thereof or upon any maturity other than the stated maturity or that will be deemed to be outstanding as of any such date, or, in any such case, the manner in which such deemed principal amount is to be determined;

•	the terms of any repurchase or remarketing rights;

•	if the securities of the series shall be issued in whole or in part in the form of a global security or securities, the type of global security to be issued; the terms and conditions, if different from those contained in the applicable indenture, upon which such global security or securities may be exchanged in whole or in part for other individual securities in definitive registered form; the depositary for such global security or securities; and the form of any legend or legends to be borne by any such global security or securities in addition to or in lieu of the legends referred to in the indenture;

•	whether the debt securities of the series will be convertible into or exchangeable for other debt securities, registered shares or other securities of any kind of Northwest Biotherapeutics or another obligor, and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the initial conversion or exchange price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at Northwest Biotherapeutics’ option, the conversion or exchange period, and any other provision in addition to or in lieu of those described herein;

•	any additional restrictive covenants or events of default that will apply to the debt securities of the series, or any changes to the restrictive covenants set forth in the applicable indenture that will apply to the debt securities of the series, which may consist of establishing different terms or provisions from those set forth in the applicable indenture or eliminating any such restrictive covenant or event of default with respect to the debt securities of the series;

•	any provisions granting special rights to holders when a specified event occurs;

•	if the amount of principal or any premium or interest on debt securities of a series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

•	any special tax implications of the debt securities, including provisions for original issue discount securities, if offered;

•	whether and upon what terms debt securities of a series may be defeased if different from the provisions set forth in the applicable indenture;

•	with regard to the debt securities of any series that do not bear interest, the dates for certain required reports to the trustee;

•	whether the debt securities of the series will be issued as unrestricted securities or restricted securities, and, if issued as restricted securities, the rule or regulation promulgated under the Securities Act in reliance on which they will be sold;

•	whether the series will be issued with guarantees and, if so, the identity of the guarantor and the terms, if any, of any guarantee of the payment of principal and interest, if any, with respect to the series and any corresponding changes to the indenture as then in effect;

•	if the debt securities are subordinated debt securities, the subordination terms of the debt securities and any related guarantee; and

•	any and all additional, eliminated or changed terms that shall apply to the debt securities of the series, including any terms that may be required by or advisable under United States laws or regulations, including the Securities Act and the rules and regulations promulgated thereunder, or advisable in connection with the marketing of debt securities of that series.

“Principal” when used herein includes any premium on any series of the debt securities.

Unless otherwise provided in the prospectus supplement relating to any debt securities, principal and interest, if any, will be payable, and transfers of the debt securities may be registered, at the office or offices or agency we maintain for such purposes, provided that payment of interest on the debt securities will be paid at such place by check mailed to the persons entitled thereto at the addresses of such persons appearing on the security register. Interest on the debt securities, if any, will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the record date for such interest payment.

The debt securities may be issued in fully registered form. Additionally, the debt securities may be represented in whole or in part by one or more global notes registered in the name of a depository or its nominee and, if so represented, interests in such global note will be shown on, and transfers thereof will be effected only through, records maintained by the designated depository and its participants.

Unless otherwise provided in the prospectus supplement relating to any debt securities, the debt securities may be exchanged for an equal aggregate principal amount of debt securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the debt securities at an agency that we maintain for such purpose and upon fulfillment of all other requirements of such agent. We may require payment of an amount sufficient to cover any associated tax or other governmental charge.

The indentures require the annual filing by Northwest Biotherapeutics with the trustee of a certificate as to compliance with certain covenants contained in the indentures.

We will comply with Section 14(e) under the Exchange Act, to the extent applicable, and any other tender offer rules under the Exchange Act that may be applicable, in connection with any obligation to purchase debt securities at the option of the holders thereof. Any such obligation applicable to a series of debt securities will be described in the prospectus supplement relating thereto.

Unless otherwise described in a prospectus supplement relating to any debt securities, there are no covenants or provisions contained in the indentures that may afford the holders of debt securities protection in the event that we enter into a highly leveraged transaction.

The statements made hereunder relating to the indentures and the debt securities are summaries of certain provisions thereof and are qualified in their entirety by reference to all provisions of the indentures and the debt securities and the descriptions thereof, if different, in the applicable prospectus supplement.

Form of the Debt Securities

The indentures may provide that we may issue debt securities in the forms, including temporary or definitive global form, established by a board resolution or in a supplemental indenture.

Unless indicated otherwise in the applicable prospectus supplement, we will issue debt securities in denominations of any multiple of $1,000, and interest on the debt securities, if any, will be computed on the basis of a 360-day year of twelve 30-day months.

Registration, Transfer, Payment and Paying Agent

We will maintain an office or agency where the debt securities may be presented for payment, registration of transfer and exchange, and, if applicable, for conversion. The indenture trustee is appointed security registrar for purposes of registering, and registering transfers of, the debt securities. Unless otherwise indicated in a board resolution or supplemental indenture, the indenture trustee also will act as paying agent, and will be authorized to pay principal and interest, if any, on any debt security of any series.

There will be no service charge for any registration of transfer or exchange of debt securities, but we or the indenture trustee may require a holder to pay any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of the debt securities, other than certain exchanges not involving any transfer, and other than certain exchanges or transfers as may be specified in a board resolution or supplemental indenture.

Global Debt Securities

Unless otherwise indicated in the applicable prospectus supplement for a series of debt securities, each series of the debt securities will be issued in global form, which means that we will deposit with the depositary identified in the applicable prospectus supplement (or its custodian) one or more certificates representing the entire series, as described below under “Book-Entry Procedures and Settlement.” Global debt securities may be issued in either temporary or definitive form.

The applicable prospectus supplement will describe any limitations and restrictions relating to a series of global debt securities.

Subordination of Subordinated Debt Securities

We will set forth in the applicable prospectus supplement the terms and conditions, if any, upon which any series of subordinated debt securities is subordinated to debt securities of another series or to our other indebtedness. The terms will include a description of:

(1)	the indebtedness ranking senior to the debt securities being offered;

(2)	the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing; and

(3)	the provisions requiring holders of the debt securities being offered to remit some payments to the holders of senior indebtedness.

Events of Default

Except as otherwise set forth in the prospectus supplement relating to any debt securities, an event of default with respect to the debt securities of any series is defined in the indentures as:

(1)	default in the payment of any installment of interest upon any of the debt securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days after notice of default;

(2)	default in the payment of all or any part of the principal of or premium, if any, on any of the debt securities of such series as and when the same shall become due and payable either at maturity, upon any redemption or repurchase, by declaration or otherwise, and continuance of such default for a period of 30 days after notice of default;

(3)	default in the performance, or breach, of any other covenant or warranty of Northwest Biotherapeutics in respect of the debt securities of such series and any related guarantee or set forth in the applicable indenture (other than the failure to comply with any covenant or agreement to file with the trustee information required to be filed with the SEC or a default in the performance or breach of a covenant or warranty included in the applicable indenture solely for the benefit of one or more series of debt securities other than such series) and continuance of such default or breach for a period of 90 days after due notice by the trustee or by the holders of at least 25% in principal amount of the outstanding securities of such series; or

(4)	certain events of bankruptcy, insolvency or reorganization of Northwest Biotherapeutics.

Except as otherwise set forth in the prospectus supplement relating to any debt securities, any failure to perform, or breach of, any covenant or agreement by Northwest Biotherapeutics in respect of the debt securities with respect to the filing with the trustee of the information required to be filed with the SEC shall not be a default or an event of default. Remedies against Northwest Biotherapeutics for any such failure or breach will be limited to liquidated damages. Except as otherwise set forth in the prospectus supplement relating to any debt securities, if there is such a failure or breach and continuance of such failure or breach for a period of 90 days after the date on which there has been given, by registered or certified mail, to Northwest Biotherapeutics by the trustee or to Northwest Biotherapeutics and the trustee by the holders of at least 25% in principal amount of the outstanding debt securities of such series, a written notice specifying such failure or breach and requiring it to be remedied and stating that such notice is a “Notice of Reporting Noncompliance” under the indenture, Northwest Biotherapeutics will pay liquidated damages to all holders of debt securities, at a rate per year equal to 0.25% of the principal amount of such debt securities from the 90th day following such notice to and including the 150th day following such notice and at a rate per year equal to 0.5% of the principal amount of such Securities from and including the 151st day following such notice, until such failure or breach is cured.

Additional Events of Default may be added for the benefit of holders of certain series of debt securities that, if added, will be described in the prospectus supplement relating to such debt securities.

Except as otherwise set forth in the prospectus supplement relating to any debt securities, if an event of default shall have occurred and be continuing in respect of a series of debt securities, in each and every case, unless the principal of all the debt securities of such series shall have already become due and payable, either the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding, by notice in writing to Northwest Biotherapeutics and, if given by such holders, to the trustee may declare the unpaid principal of all the debt securities to be due and payable immediately.

Except as otherwise set forth in the prospectus supplement relating to any debt securities, the holders of a majority in aggregate principal amount of a series of debt securities, by written notice to Northwest Biotherapeutics and the trustee may temporarily or permanently waive any existing default in the performance of any of the covenants contained in the indenture or established with respect to such series of debt securities and its consequences. Upon any such waiver, the default covered thereby and any event of default arising therefrom shall be deemed to be cured to the extent of such waiver for all purposes of the indenture.

Except as otherwise set forth in the prospectus supplement relating to any debt securities, the holders of a majority in aggregate principal amount of the outstanding debt securities of a series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series; provided, however, that such direction shall not be in conflict with any rule of law or with the indenture or be unduly prejudicial to the rights of holders of securities of any other outstanding series of debt securities. Subject to the terms of the indenture, the trustee shall have the right to decline to follow any such direction if the trustee in good faith shall determine that the proceeding so directed would involve the trustee in personal liability.

Merger

Each indenture provides that Northwest Biotherapeutics may merge or consolidate with any other person or sell or convey all or substantially all of its assets to any person if:

(1)	either (a) Northwest Biotherapeutics is the continuing company or (b) the successor person expressly assumes all of the obligations of the Company under the applicable indenture, is an entity treated as a corporation for U.S. tax purposes and obtains either (x) an opinion, in form and substance reasonably acceptable to the Trustee or (y) a ruling from the U.S. Internal Revenue Service, in either case (x) or (y) to the effect that such merger or consolidation, or such sale or conveyance, will not result in an exchange of the debt securities for new debt instruments for U.S. federal income tax purposes; and

(2)	no event of default and no event that, after notice or lapse of time or both, would become an event of default shall be continuing immediately after such merger or consolidation, or such sale or conveyance.

Satisfaction and Discharge of Indentures

The indenture with respect to any series of debt securities (except for certain specified surviving obligations, including our obligation to pay the principal of and interest, if any, on the debt securities of such series) will be discharged and cancelled upon the satisfaction of certain conditions, including the payment of all the debt securities of such series or the deposit with the trustee under such indenture of cash or appropriate government obligations or a combination thereof sufficient for such payment or redemption in accordance with the applicable indenture and the terms of the debt securities of such series.

Modification of the Indentures

Northwest Biotherapeutics and the trustee may from time to time and at any time enter into an indenture or indentures supplemental to the indenture without the consent of any holders of any series of securities, including for one or more of the following purposes:

•	to cure any ambiguity, defect or inconsistency in the indenture or debt securities of any series, including making any such changes as are required for the indenture to comply with the Trust Indenture Act;

•	to add an additional obligor on the debt securities or to evidence the succession of another person to Northwest Biotherapeutics, or successive successions, and the assumption by the successor person of the covenants, agreements and obligations of Northwest Biotherapeutics pursuant to provisions in the indenture concerning consolidation, merger, the sale of assets or successor entities;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to add to the covenants of Northwest Biotherapeutics for the benefit of the holders of any outstanding series of debt securities or to surrender any of Northwest Biotherapeutics’ rights or powers under the indenture;

•	to add any additional Events of Default for the benefit of the holders of any outstanding series of debt securities;

•	to change or eliminate any of the provisions of the indenture, provided that any such change or elimination shall not become effective with respect to any outstanding debt security of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

•	to secure the debt securities of any series;

•	to make any other change that does not adversely affect the rights of any holder of outstanding debt securities in any material respect;

•	to provide for the issuance of and establish the form and terms and conditions of a series of debt securities, to provide which, if any, of the covenants of Northwest Biotherapeutics shall apply to such series, to provide which of the events of default shall apply to such series, to name one or more guarantors and provide for guarantees of such series of debt securities, to provide for the terms and conditions upon which any guarantees by a guarantor of such series may be released or terminated, or to define the rights of the holders of such series of debt securities;

•	to issue additional debt securities of any series; provided that such additional debt securities have the same terms as, and be deemed part of the same series as, the applicable series of debt securities to the extent required under the indenture; or

•	to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trust by more than one trustee.

In addition, under the indenture, with the written consent of the holders of not less than a majority in aggregate principal amount of the debt securities of each series at the time outstanding that is affected, Northwest Biotherapeutics and the trustee, from time to time and at any time may enter into an indenture or indentures to supplement the indenture. However, except as otherwise set forth in the prospectus supplement relating to any debt securities, the following changes may only be made with the consent of each holder of outstanding debt securities affected:

•	extend a fixed maturity of or any installment of principal of any debt securities of any series or reduce the principal amount thereof or reduce the amount of principal of any original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof;

•	reduce the rate of or extend the time for payment of interest on any debt security of any series;

•	reduce the premium payable upon the redemption of any debt security;

•	make any debt security payable in currency other than that stated in the debt security;

•	impair the right to institute suit for the enforcement of any payment on or after the fixed maturity thereof or, in the case of redemption, on or after the redemption date;

•	modify the subordination provisions applicable to any debt security or the related guarantee in a manner materially adverse to the holder thereof; or

•	reduce the percentage of debt securities, the holders of which are required to consent to any such supplemental indenture or indentures.

A supplemental indenture that changes or eliminates any covenant, event of default or other provision of the indenture that has been expressly included solely for the benefit of one or more particular series of securities, if any, or which modifies the rights of the holders of securities of such series with respect to such covenant, event of default or other provision, shall be deemed not to affect the rights under the indenture of the holders of securities of any other series.

It will not be necessary for the consent of the holders to approve the particular form of any proposed supplement, amendment or waiver, but it shall be sufficient if such consent approves the substance of it.

Defeasance and Discharge of Obligations

Northwest Biotherapeutics’ obligations with respect to a series of debt securities will be discharged upon compliance with the conditions under the caption “Covenant Defeasance” if, with respect to all debt securities of such series that have not been previously delivered to the trustee for cancellation or that have not become due and payable as described below, such debt securities of such series have been paid by Northwest Biotherapeutics by depositing irrevocably with the trustee, in trust, funds or governmental obligations, or a combination thereof, sufficient, in the opinion of a nationally recognized firm of certified public accountants, to pay at maturity or upon redemption all such outstanding debt securities of such series, such deposit to include: principal; premium, if any; interest due or to become due to such date of maturity or date fixed for redemption, as the case may be; and all other payments due under the terms of the indenture with respect to the debt securities of such series.

Notwithstanding the above, except as otherwise set forth in the prospectus supplement relating to any debt securities, Northwest Biotherapeutics may not be discharged from the following obligations, which will survive until such date of maturity or the redemption date for a series of debt securities: to make any interest or principal payments that may be required; to register the transfer or exchange of a series of debt securities; to execute and authenticate a series of debt securities; to replace stolen, lost or mutilated debt securities of such series; to maintain an office or agency; to maintain paying agencies; and to appoint new trustees as required.

Except as otherwise set forth in the prospectus supplement relating to any debt securities, Northwest Biotherapeutics also may not be discharged from the following obligations which will survive the satisfaction and discharge of a series of debt securities: to compensate and reimburse the trustee in accordance with the terms of the indenture; to receive unclaimed payments held by the trustee for at least one year after the date upon which the principal, if any, or interest on a series of debt securities shall have respectively come due and payable and remit those payments to the holders if required; and to withhold or deduct taxes as provided in the indenture.

Covenant Defeasance

Upon compliance with specified conditions, Northwest Biotherapeutics will not be required to comply with some covenants contained in the indenture, and any omission to comply with the obligations will not constitute a default or event of default relating to a series of debt securities, or, if applicable, Northwest Biotherapeutics’ obligations with respect to a series of debt securities will be discharged. These conditions, except as modified by a prospectus supplement, are:

•	Northwest Biotherapeutics irrevocably deposits in trust with the trustee or, at the option of the trustee, with a trustee satisfactory to the trustee and Northwest Biotherapeutics under the terms of an irrevocable trust agreement in form and substance satisfactory to the trustee, funds or governmental obligations or a combination thereof sufficient, in the opinion of a nationally recognized firm of certified public accountants, to pay principal of, premium, if any, and interest on the outstanding debt securities of such series to maturity or redemption, as the case may be, and to pay all other amounts payable by it hereunder, provided that (A) the trustee of the irrevocable trust shall have been irrevocably instructed to pay such funds or the proceeds of such governmental obligations to the trustee and (B) the trustee shall have been irrevocably instructed to apply such funds or the proceeds of such governmental obligations to the payment of principal, premium, if any, and interest with respect to such series of debt securities;

•	Northwest Biotherapeutics delivers to the trustee an officer’s certificate stating that all conditions precedent specified herein relating to defeasance or covenant defeasance, as the case may be, have been complied with, and an opinion of counsel to the same effect;

•	no event of default shall have occurred and be continuing, and no event which with notice or lapse of time or both would become such an event of default shall have occurred and be continuing, on the date of such deposit;

•	Northwest Biotherapeutics shall have delivered to the trustee an opinion of counsel or a ruling received from the Internal Revenue Service to the effect that the holders of such series of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of Northwest Biotherapeutics’ exercise of such defeasance or covenant defeasance and will be subject to U.S. Federal income tax in the same amount and in the same manner and at the same times as would have been the case if such election had not been exercised;

•	such defeasance or covenant defeasance shall not (i) cause the trustee to have a conflicting interest for purposes of the Trust Indenture Act with respect to any securities or (ii) result in the trust arising from such deposit to constitute, unless it is registered as such, a regulated investment company under the Investment Company Act of 1940; and

•	such defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations which may be imposed on Northwest Biotherapeutics pursuant to the indenture.

Description Of THE SHARE PURCHASE CONTRACTS AND THE SHARE PURCHASE UNITS

We may issue share purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, a specified or varying number of our shares of common stock and/or preferred stock at a future date or dates. The price per share and the number of shares may be fixed at the time the share purchase contracts are entered into or may be determined by reference to a specific formula set forth in the share purchase contracts. The share purchase contracts may be entered into separately or as a part of a share purchase unit that consists of a share purchase contract and either shares of preferred stock, depositary shares, debt securities or debt obligations of third parties (including United States treasury securities or other share purchase contracts), or any combination of the foregoing that would secure the holders’ obligations to purchase the securities under such share purchase contract. The share purchase contracts may require us to make periodic payments to the holders of the share purchase units. These payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The share purchase contracts may require holders to secure their obligations under the contracts in a specified manner.

The applicable prospectus supplement will describe the terms of any share purchase contracts or share purchase units and, if applicable, prepaid share purchase contracts.

Description Of Units

The following description, together with additional information and/or modifications that we include in any applicable prospectus supplement, summarizes material terms and provisions upon which we may offer units under this prospectus. Units may be offered independently or together with common stock, preferred stock, depositary shares, debt securities, warrants, and/or share purchase contracts offered by any prospectus supplement, and may be attached to or separate from those securities.

While the terms summarized below may apply generally to future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference into the registration statement of which this prospectus is a part a form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units upon which we may offer units before the issuance of such units. The following summaries of material provisions of the units and the unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of and to the applicable prospectus supplements related to the units.

General

We may issue units consisting of common stock, preferred stock, depositary shares, debt securities, warrants, share purchase contracts or any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Depositary Shares,” “Description of Warrants,” “Description of Debt Securities” and “Description of Units” will apply to each unit and to any common stock, preferred stock, depositary share, debt security or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Certain Anti-Takeover And Indemnification Provisions Of Our Certificate Of

Incorporation And By-Laws And Delaware Law

The following is a summary of certain anti-takeover and indemnification provisions of the DGCL and our Certificate of Incorporation and Bylaws which affect us and our stockholders. Such provisions of the DGCL and our Certificate of Incorporation and Bylaws may make more difficult the acquisition of the Company by tender offer, a proxy contest or otherwise or the removal of our officers and directors. The description below is intended as only a summary. You can access more information by referring to the DGCL and our Certificate of Incorporation and Bylaws, and the following summary is qualified in its entirety by reference such documents and the applicable provisions of the DGCL.

Certificate of Incorporation and Bylaws

Our Certificate of Incorporation, as amended, and our Bylaws, each as currently in effect, also contain certain provisions that may delay, discourage or make more difficult a third-party acquisition of control of us:

•	a classified board of directors, with three classes of directors, each serving for a staggered three-year term, such that not all members of the board of directors may be elected at one time;

•	any vacancies on the board of directors may be filled by a majority of the directors then serving, although not a quorum;

•	a director may be removed from office only for cause at a special meeting of stockholders called for that purpose, by the affirmative vote of the holders of not less than two-thirds of the shares entitled to elect the director or directors whose removal is being sought;

•	the ability of the board of directors to issue preferred stock that could dilute the stock ownership of a potential unsolicited acquirer and so possibly hinder an acquisition of control of us that is not approved by our board of directors, including through the use of preferred stock in connection with a shareholder rights plan which we could adopt by action of the board of directors;

•	the requirement that certain provisions of the Certificate of Incorporation, including some of the provisions discussed herein, can only be amended with an affirmative vote of the holders at least two-thirds of the then-outstanding voting stock;

•	the requirement that the Bylaws may be amended by the board of directors or by the stockholders; provided that in the case of amendments by the stockholders the affirmative vote of at least 66 2/3% of the then outstanding voting stock is required; and

•	the inability of our stockholders to call a special meeting of stockholders, the limitation of matters to be acted upon at an annual meeting of stockholders to those matters proposed by the Company or properly brought before the meeting and the limitation of matters to be acted upon at a special meeting of stockholders to matters which we place on the agenda for the meeting.

Delaware Takeover Statute

We are governed by Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that the stockholder became an interested stockholder, unless:

•	before that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers or which can be issued under employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or after that date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines an interested stockholder as any entity or person who, with affiliates and associates owns, or within the three year period immediately prior to the business combination, beneficially owned 15% or more of the outstanding voting stock of the corporation. Section 203 defines business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to specified exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that increases the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

Copies of our Certificate of Incorporation and Bylaws, as amended, have been filed with and are publicly available at or from the SEC as described under the heading “Where You Can Find More Information.”

Limitation of Liability; Indemnification

Our Certificate of Incorporation contains certain provisions permitted under the DGCL relating to the liability of directors. These provisions eliminate a director’s personal liability for monetary damages resulting from a breach of fiduciary duty to the fullest extent permitted by the DGCL. Our Bylaws also provide that we must indemnify our directors and officers to the fullest extent permitted by the DGCL and also provide that we must pay expenses, as incurred, to our directors and officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to very limited exceptions.

Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers and controlling persons of Northwest Biotherapeutics pursuant to the foregoing provisions or otherwise, the SEC has announced that, in the opinion of the SEC, indemnification under the Securities Act is against public policy and is unenforceable.

Plan Of Distribution

We may offer and sell the securities described in this prospectus:

•	through agents;

•	through one or more underwriters or dealers;

•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	directly to one or more purchasers;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act; or

•	through a combination of any of these methods of sale.

The distribution of the securities described in this prospectus may be effected from time to time in one or more transactions either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices relating to the prevailing market prices; or

•	at negotiated prices.

Offers to purchase the securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the securities will be named, and any commissions payable by us to the agent will be described, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

If we offer and sell securities through an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters. The names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers, which may be in the form of discounts, concessions or commissions, if any, will be described in the applicable prospectus supplement, which will be used by the underwriters to make resales of the securities.

If we offer and sell securities through a dealer, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The name of the dealer and the terms of the transactions will be set forth in the applicable prospectus supplement. Any dealer may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

We may solicit offers to purchase the securities directly and we may sell the securities directly to institutional or other investors. The terms of these sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement. We may enter into agreements with agents, underwriters and dealers under which we may agree to indemnify the agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make with respect to these liabilities. The terms and conditions of this indemnification or contribution will be described in the applicable prospectus supplement. Some of the agents, underwriters or dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If the applicable prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commissions payable for solicitation of those contracts.

We may from time to time engage a firm to act as our agent for one or more offerings of our securities. We sometimes refer to this agent as our “offering agent.” If we reach an agreement with an offering agent with respect to a specific offering, including the number of securities and any minimum price below which sales may not be made, then the offering agent will try to sell such securities on the agreed terms. The offering agent could make sales in privately negotiated transactions or any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the OTCQB tier of the OTC Markets, or sales made to or through a market maker other than on an exchange. The offering agent will be deemed to be an underwriter, as that term is defined in the Securities Act with respect to any sales effected through an “at the market” offering.

Unless otherwise indicated in the applicable prospectus supplement, all debt securities, depositary shares, warrants and preferred stock will be new issues of securities with no established trading market. Unless otherwise indicated in the applicable prospectus supplement, we do not expect to list the securities on a securities exchange, except for the common stock, which is listed on the OTCQB tier of the OTC Markets. Underwriters involved in the public offering and sale of these securities may make a market in the securities. They are not obligated to make a market, however, and may discontinue market making activity at any time. We cannot give any assurance as to the liquidity of the trading market for any of these securities.

In connection with any particular offering pursuant to this shelf registration statement, an underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price.

•	Over-allotment involves sales by an underwriter of securities in excess of the number of securities an underwriter is obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by an underwriter is not greater than the number of securities that it may purchase pursuant to an over-allotment option. In a naked short position the number of securities involved is greater than the number of securities in an over-allotment option. An underwriter may close out any short position by either exercising its over-allotment option and/or purchasing securities in the open market.

•	Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions where there is an over-allotment option. In determining the source of securities to close out the short position, an underwriter will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. If an underwriter sells more securities than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying securities in the open market. A naked short position is more likely to be created if an underwriter is concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Penalty bids permit representatives to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of the securities. As a result, the price of our securities may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the OTCQB tier of the OTC Markets or otherwise and, if commenced, may be discontinued at any time.

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet (sometimes referred to as the “world wide web”) or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you will want to pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of a debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

Experts

The consolidated financial statements of Northwest Biotherapeutics appearing in Northwest Biotherapeutics’ Annual Report on Form 10-K for the year ended December 31, 2019 have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon, included therein (which contains an explanatory paragraph expressing substantial doubt about the Company's ability to continue as a going concern), and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Northwest Biotherapeutics appearing in Northwest Biotherapeutics’ Annual Report on Form 10-K for the years ended December 31, 2020 and December 31, 2021 have been audited by Cherry Bekaert LLP, independent registered public accounting firm, as set forth in their report thereon, included therein (which contains an explanatory paragraph expressing substantial doubt about the Company's ability to continue as a going concern), and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Validity Of The Securities

Certain legal matters, including the legality of the securities offered, will be passed upon for us by Gibson, Dunn & Crutcher LLP or others named in the applicable prospectus supplement. If the securities are distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

Where You Can Find More Information

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. SEC filings are available at the SEC’s website at http://www.sec.gov. Information about us, including a link to our SEC filings, is also available on our website at“www.nwbio.com”. However, the information included on our website is not a part of this prospectus or any prospectus supplement.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You can obtain a copy of the registration statement from the SEC’s website.

Incorporation Of Certain Documents By Reference

The SEC allows us to “incorporate by reference” into this prospectus information that we file with the SEC in other documents. Incorporation by reference allows us to disclose important information to you by referring you to those other documents that contain that information. Any information that we incorporate by reference is considered part of this prospectus. The documents and reports that we list below are incorporated by reference into this prospectus. In addition, all documents and reports which we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus are incorporated by reference in this prospectus as of the respective filing dates of these documents and reports, provided, however, that we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K. Statements contained in documents that we file with the SEC that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.

We have filed the following documents with the SEC, which documents are incorporated herein by reference as of their respective dates of filing:

(1)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed on March 1, 2022, as amended by our Annual Report on Form 10-K/A, filed on May 2, 2022 and our Annual Report on Form 10-K/A, filed on June 30, 2022;

(2)	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2022 and June 30, 2022, filed on May 10, 2022 and August 9, 2022, respectively.

(3)	Our Current Reports on Form 8-K filed with the SEC on July 26, 2022.

(4)	All of our filings pursuant to the Exchange Act after the date of filing this initial registration statement and prior to the effectiveness of this registration statement; and

(5)	The description of our common stock contained in our Registration Statement on Form 8-A filed on November 14, 2012, including any amendments or reports filed for the purpose of updating that description.

You may request a copy of these documents, which will be provided to you at no cost, by contacting:

Northwest Biotherapeutics, Inc.

4800 Montgomery, Lane, Suite 800

Bethesda, MD 20814

Attention: Corporate Secretary

(240) 497-9024

You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any prospectus supplement that we have specifically referred you to. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The expenses in connection with the issuance and distribution of the securities being registered are set forth in the following table (all amounts except the registration fee are estimated):

SEC registration fee	$27,550
Legal fees and expenses	$75,000
Accounting fees and expenses	$25,000
Filing fees and expenses	$5,000
Miscellaneous expenses	$2,000

Total Expenses	$134,550

Item 15. Indemnification of Directors and Officers.

Northwest Biotherapeutics, Inc. is a Delaware corporation. Section 145(a) of the Delaware General Corporation Law (“DGCL”) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Further subsections of DGCL Section 145 provide that:

(1)	to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection therewith;

(2)	the indemnification and advancement of expenses provided for pursuant to Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise; and

(3)	the corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

Section 145 of the DGCL makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors of Northwest Biotherapeutics under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Northwest Biotherapeutics’‘ Certificate of Incorporation and Bylaws provide, in effect, that, to the fullest extent and under the circumstances permitted by Section 145 of the DGCL, Northwest Biotherapeutics will indemnify any person (and the estate of any person) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of Northwest Biotherapeutics or is or was serving at the request of Northwest Biotherapeutics as a director or officer of another corporation or enterprise. Northwest Biotherapeutics may, in its discretion, similarly indemnify its employees and agents.

Northwest Biotherapeutics’ Certificate of Incorporation, as amended, relieves its directors from monetary damages to Northwest Biotherapeutics or its stockholders for breach of such director’s fiduciary duty as a director to the fullest extent permitted by the DGCL. Under Section 102(b)(7) of the DGCL, a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for a breach of the duty of loyalty, (ii) for acts or omissions not in good faith, or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent violations of certain provisions in the DGCL imposing certain requirements with respect to stock repurchases, redemptions and dividends, or (iv) for any transactions from which the director derived an improper personal benefit.

Northwest Biotherapeutics has entered into indemnification agreements with its non-employee directors that require Northwest Biotherapeutics to indemnify such persons against all expense, liability and loss (including attorneys’ fees), judgments, fines and amounts paid in settlement which are actually incurred in connection with any threatened, pending or completed action, suit or other proceeding, whether civil, criminal, administrative or investigative to which such person is, was or is threatened to be made a party or witness or other participant in, by reason of the fact that such person is or was a director of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Northwest Biotherapeutics (and its stockholders in the case of an action by or in the right of the Company), and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful and provided, further, that Northwest Biotherapeutics has determined that such indemnification is otherwise permitted by applicable law. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

Northwest Biotherapeutics currently maintains an insurance policy which, within the limits and subject to the terms and conditions thereof, covers certain expenses and liabilities that may be incurred by directors and officers in connection with proceedings that may be brought against them as a result of an act or omission committed or suffered while acting as a director or officer of Northwest Biotherapeutics.

Item 16. Exhibits.

EXHIBIT NUMBER	DESCRIPTION

**1.1	Form of Underwriting Agreement.

3.1	Seventh Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 filed with the Registrant’s Amendment No. 1 to the Registration Statement on Form S-1(File No. 333-134320) on July 17, 2006).

3.2	Third Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 filed with the Registrant’s Current Report on Form 8-K on June 22, 2007).

3.3	Amendment to Seventh Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 filed with the Registrant’s Current Report on Form 8-K on June 22, 2007).

3.4	Amendment to Seventh Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 filed with the Registrant’s Quarterly Report on Form 10-Q on May 21, 2012).

3.5	Amendment to Seventh Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 filed with the Registrant’s Current Report on Form 8-K on September 26, 2012).

3.6	Amendment to Third Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 filed with the Registrant’s Current Report on Form 8-K on December 11, 2012).

3.7	Amendment to Seventh Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 filed with the Registrant’s Current Report on Form 8-K on May 2, 2018).

3.8	Certificate of Designations of Series C Convertible Preferred Stock (incorporated by reference to Exhibit 3.2 filed with the Registrant’s Current Report on Form 8-K on July 26, 2022).

4.1	Specimen common stock certificate (incorporated by reference to Exhibit 4.1 filed with the Registrant’s Amendment No. 3 to the Registration Statement on Form S-1 (Registration No. 333-67350) on November 14, 2001).

**4.2	Form of Common Stock Warrant Agreement.

**4.3	Form of Preferred Stock Warrant Agreement.

**4.4	Form of Certificate of Designation for Preferred Stock.

**4.5	Form of Deposit Agreement and Deposit Receipt.

*4.6	Form of Senior Indenture.

*4.7	Form of Subordinated Indenture.

**4.8	Form of Senior Note.

**4.9	Form of Subordinated Note.

**4.10	Form of Share Purchase Contract.

**4.11	Form of Share Purchase Unit.

**4.12	Form of Unit Agreement and Unit Certificate.

*5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

*23.2	Consent of Marcum LLP, Independent Registered Public Accounting Firm.

*23.3	Consent of Cherry Bekaert LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on Page II-7 as part of the signature pages hereto).

**25.1	Statement of Eligibility of Trustee on Form T-1 for Senior Indenture under the Trust Indenture Act of 1939, as amended.

**25.2	Statement of Eligibility of Trustee on Form T-1 for Subordinated Indenture under the Trust Indenture Act of 1939, as amended.

107	Filing Fee Table

*	Filed herewith

**	To be subsequently filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference to this registration statement, including a Current Report on Form 8-K.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	If the Registrant is relying on Rule 430B:

(A)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that undersigned Registrant undertakes that in a primary offering of securities of such undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)	The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 18th day of October, 2022.

NORTHWEST BIOTHERAPEUTICS, INC.

By:	/s/ Linda F. Powers
Name: Linda F. Powers
Title: President, Chief Executive Officer
(Principal Executive Officer, Principal Financial
Officer and Principal Accounting Officer) and
Chairperson of the Board of Directors

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Linda F. Powers as the true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement on Form S-3, and any additional registration statement filed pursuant to Rule 462(b), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Linda F. Powers	President and Chief Executive Officer (Principal Executive Officer,	October 18, 2022
Linda F. Powers	Principal Financial Officer and Principal Accounting Officer),
Chairperson of the Board of Directors

/s/ Dr. Alton Boynton	Chief Scientific Officer, Secretary and Director	October 18, 2022
Dr. Alton Boynton

/s/ Dr. Navid Malik	Director	October 18, 2022
Dr. Navid Malik

/s/ Jerry Jasinowski	Director	October 18, 2022
Jerry Jasinowski

/s/ J. Cofer Black	Director	October 18, 2022
J. Cofer Black